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                       [DELTA GALIL INDUSTRIES LTD. LOGO]


                                                       Tel-Aviv 19 October, 2006

           To                                 To
           Securities Authority               Tel-Aviv Stock Exchange
           22 Kanfei Nesharim St.             54 Ahad Ha'am St.
           Jerusalem 95464                    Tel Aviv 65202
           ---------------                    --------------


Ladies and Gentlemen:

                  RE: DELTA GALIL INDUSTRIES. (THE "COMPANY") - IMMEDIATE REPORT
                      ANNUAL GENERAL MEETING OF SHAREHOLDERS OF THE COMPANY

We hereby notify you that at the Company's Annual Meeting of Shareholders held on October 19, 2006 the following resolutions were adopted:

1. To elect the following directors: Mr. Dov Lautman, Mr. Isaac Dabah, Mr. Israel Baum, Mr. Gideon Chitayat, Mr. Aharon Dovrat, Mr. Harvey M. Krueger, Mr. Noam Lautman, Mr. Dan Propper, Mr. Arnon Tiberg and Ms. Leah Peretz. All of the above directors (except Ms. Leah Peretz) currently serve as directors of the Company.

2. To reappoint Mr. Giora Morag as an External Director for an additional term of three years (until September 30, 2009), with no changes to be made to his current terms of appointment.

3. To reappoint Mr. Amnon Neubach as an External Director for an additional term of three years (until December 16, 2009), with no changes to be made to his current terms of appointment.

4. To receive the Company's financial reports for the year ended December 31, 2005.

5. To appoint the accounting firm of Kesselman & Kesselman as the Company's independent auditors for 2007 and authorize the board of directors to determine their compensation.

6.       To approve the 2006 Option Plan for U.S. employees.


                                            Yours respectfully,

                                            /s/ Yossi Hajaj
                                            ---------------
                                            Yossi Hajaj, Chief Financial Officer
                                            Delta Galil Industries Ltd.
                                            Public Company number 520025602